UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2009

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2009, the Compensation and Organization Committee of the Board of Directors of Cliffs Natural Resources Inc. (the "Company") approved a grant of 67,009 performance shares to Joseph Carrabba, Chairman, President and Chief Executive Officer of the Company (the "Grant"). The size of the Grant was determined using the closing market price of the Company’s common shares on December 17, 2009 of $44.77 per share. The Grant expires on December 31, 2013.

Under the terms of the Grant, the performance shares may be earned anytime between the date of the Grant and December 31, 2013 if the Company’s aggregate value, defined as market capitalization plus net debt (total debt less cash and equivalents), increases by 50% or more for a period of 60 consecutive days over the aggregate value as of the last 60 trading days of 2009 (the "Performance Trigger"). If the Performance Trigger occurs, then the Grant would be eligible to pay out at the end of the term of the Grant, assuming Mr. Carrabba is still employed by the Company at that time. If the Performance Trigger does not occur, or if Mr. Carrabba voluntarily terminates his employment before December 31, 2013, then there would be no payout under the Grant.

Assuming the Performance Trigger occurs, the number of shares paid out would be determined by the Compensation and Organization Committee of the Board of Directors based on Mr. Carrabba’s achievement of certain performance factors evaluated in the Committee’s discretion. Specifically:

• aggregate value of the Company relative to its peers;
• increase in the Company’s equity trading multiples;
• degree of diversification of the Company into minerals other than iron ore and metallurgical coal; and
• other factors to be determined by the Compensation and Organization Committee, such as timing of results relative to goals, sustainability of market values, and quality of new commodities and operations.

Pursuant to the terms of the Grant, the Compensation and Organization Committee may exercise negative discretion to reduce the size of the payout under the Grant based on Mr. Carrabba’s performance relative to these performance factors. The target payout under the Grant is $2 million, with a maximum payout of $3 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

December 21, 2009	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary